CU 24160

COMMON STOCK

METHODE ELECTRONICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 591520 20 0

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF $0.50 EACH
OF THE CLASS A COMMON STOCK OF

METHODE ELECTRONICS, INC.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of incorporation and by-laws of the Corporation, as from time to time amended (copies of which are on file with the Transfer Agent ) to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent.
     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

William T. (illedgable)	METHODE ELECTRONICS, INC.	COUNTERSIGNED:

CHAIRMAN	CORPORATE		Mellow Investor Services LLC
James W. (illedgable)	SEAL	By		Transfer Agent

SECRETARY	DELAWARE			and Registrar

Authorized signature

METHODE ELECTRONICS, INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Methode Electronics, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of January 8, 2004 as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Methode Electronics, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Methode Electronics, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	—as tenants in common —as tenants by the entireties —as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

Sign Here
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC. RULE 17Ad-15.